UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2014 (December 12, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

Maryland Delaware (State or other jurisdiction of incorporation)	001-35263 333-197780 (Commission File Number)	45-2482685 45-1255683 (IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address of principal executive offices, including Zip Code)

(212) 415-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 12, 2014, Nicholas S. Schorsch resigned as Executive Chairman and a director of American Realty Capital Properties, Inc. (the “Company”) and as Executive Chairman of ARC Properties Operating Partnership, L.P. (the “Partnership”). He also resigned from all other employment and board positions that he held at the Company and its subsidiaries and certain Company-related entities (including the non-traded real estate investment trusts sponsored or managed by the Company or its affiliates).

On December 15, 2014, David S. Kay resigned as Chief Executive Officer and a director of the Company and as Chief Executive Officer of the Partnership. Lisa E. Beeson also resigned as President and Chief Operating Officer of the Company and the Partnership. In addition, each of them resigned from any other employment or board positions held with the Company, its subsidiaries and certain Company-related entities (including the non-traded real estate investment trusts sponsored or managed by the Company or its affiliates).

(c) Effective December 15, 2014, William G. Stanley, who has been serving as the Company’s Lead Independent Director, also became the Company’s Interim Chief Executive Officer and Interim Chairman of the Board of Directors of the Company (the “Board”). Mr. Stanley will lead the Company until permanent replacements are named. The Compensation Committee of the Board has commenced a search for a new Chief Executive Officer and a new Chairman of the Board. The search will be conducted with the assistance of an independent search firm.

Mr. Stanley, age 59, is the founder and, since 2004, managing member of Stanley Laman Securities, LLC, a FINRA member broker-dealer. He is also the founder and, since 1997, president of The Stanley-Laman Group, Ltd., a registered investment advisor for high net worth clients. Mr. Stanley has earned designations as a Chartered Financial Consultant and Chartered Life Underwriter and received his Master of Science in Financial Services from the American College in 1997 and his Bachelor of Arts from Concord University. He holds FINRA Series 7, 63 and 24 licenses.

Mr. Stanley was originally appointed as an independent director of the Company in connection with the Company’s acquisition of American Realty Capital Trust IV, Inc. in January 2014. In addition to serving as the Board’s Lead Independent Director, he is also Chairman of the Board’s Nominating and Corporate Governance Committee and a member of the Board’s Audit Committee and Compensation Committee.

Mr. Stanley has served as an independent director of New York REIT, Inc. since October 2009 and was appointed as its lead independent director in August 2012. Mr. Stanley served as an independent director of American Realty Capital Trust, Inc. from January 2008 until the close of its merger with Realty Income Corporation in January 2013 and has served as an independent director of American Realty Capital - Retail Centers of America, Inc. since February 2011. Mr. Stanley has also served as an independent director of Business Development Corporation of America since January 2011 and of Business Development Corporation of America II since 2014. In connection with his appointments as Interim Chief Executive Officer and Interim Chairman of the Board, Mr. Stanley has resigned, effective December 31, 2014, as a director of American Realty Capital Retail Centers of America, Inc., Business Development Corporation of America and Business Development Corporation of America II. Mr. Stanley also plans to resign as a director of New York REIT, Inc.

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There were no arrangements or understandings between Mr. Stanley and any other persons pursuant to which Mr. Stanley received his appointments. Mr. Stanley does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) Mr. Schorsch. On December 12, 2014, Mr. Schorsch and the Company entered into an agreement (the “Schorsch Agreement”) in connection with Mr. Schorsch’s resignations from his positions with the Company, the Partnership and the other entities referred to above. Pursuant to the Schorsch Agreement, Mr. Schorsch will be entitled to receive his accrued salary (including salary in lieu of accrued but unused vacation), reimbursement of expenses and other accrued and vested benefits in accordance with the Company’s retirement, pension or benefit arrangements, in each case only due and owing up to and including December 12, 2014, as well as Company-paid medical and dental coverage for Mr. Schorsch and his family for one year (to the extent currently provided). In consideration for the accelerated vesting of 1,000,000 restricted shares of the Company’s common stock (the “Subject Shares”) previously granted to Mr. Schorsch pursuant to a retention award (the “Retention Award”) under the employment agreement, dated as of October 21, 2013, between Mr. Schorsch and the Company (as reformed pursuant to documentation executed contemporaneously with the Schorsch Agreement and attached as exhibits thereto, the “Schorsch Employment Agreement”), Mr. Schorsch agreed to relinquish and forfeit the other 1,000,000 restricted shares previously granted under the Retention Award that might otherwise vest subsequent to December 12, 2014, any participation or award under the Company’s 2014 Multi-Year Outperformance Plan (the “OPP”) and any other equity award under the Schorsch Employment Agreement. Mr. Schorsch further agreed that the Subject Shares were in full satisfaction of any amounts currently owed to him or that may become owed to him in the future under the Schorsch Employment Agreement, a related restricted stock agreement, the OPP or any other compensatory or incentive arrangement (written or oral) or other document that Mr. Schorsch had entered into with the Company or the Partnership, except for those described in the second sentence of this paragraph. Mr. Schorsch also agreed to use all reasonable efforts to cooperate with the Company and the Partnership in connection with any restatements of previously–issued financial statements and similar matters. Certain provisions of the Schorsch Employment Agreement that survive the end of Mr. Schorsch’s employment will remain in effect, including Mr. Schorsch’s right to receive continuing directors’ and officers’ insurance coverage.

The Subject Shares are subject to a clawback pursuant to which Mr. Schorsch has agreed to deliver the Subject Shares (together with the amount of dividends thereon declared and received after December 12, 2014) promptly to the Company if (a) a final adjudication is entered by a court of competent jurisdiction in a proceeding in which Mr. Schorsch is a party (as to which all rights of appeal have been exhausted or lapsed) finding that Mr. Schorsch breached his fiduciary duty of loyalty or (b) there is a finding or admission of fraud or misconduct by Mr. Schorsch in connection with any regulatory, administrative or other proceeding in which Mr. Schorsch is a party (as to which all rights of appeal have been exhausted, forfeited or lapsed), in the case of either (a) or (b) in connection with his responsibilities as an officer or director of the Company.

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Mr. Kay. On December 14, 2014, Mr. Kay, the Company and the Partnership entered into a separation agreement and release (the “Kay Agreement”) in connection with Mr. Kay’s resignation from his positions with the Company and the Partnership. Pursuant to the Kay Agreement, Mr. Kay will be entitled to receive, through December 15, 2014, his accrued salary (including salary in lieu of accrued but unused vacation), reimbursement of expenses, and other accrued and vested benefits due in accordance with the Company’s retirement, pension or benefit arrangements. Mr. Kay agreed that he was not entitled to receive any unvested equity award or any other payments and benefits under his amended and restated employment agreement, dated as of October 1, 2014, with the Partnership (the “Kay Amended Employment Agreement”) or any participation in the OPP. The Company and Mr. Kay also agreed to rescind the transfer to Mr. Kay of fully vested shares of the Company’s common stock equal in value to $2 million originally issued to Mr. Kay on October 1, 2014 pursuant to the Kay Amended Employment Agreement, and Mr. Kay agreed to return such shares and all dividends paid with respect thereto to the Company prior to December 31, 2014. Certain provisions of the Kay Amended Employment Agreement that survive the end of Mr. Kay’s employment will remain in effect; however, the Company agreed to reduce the duration of Mr. Kay’s covenant not to compete from twelve to six months.

Ms. Beeson. On December 15, 2014, Ms. Beeson, the Company and the Partnership entered into a separation agreement and release (the “Beeson Agreement”) in connection with Ms. Beeson’s resignation from her positions with the Company and the Partnership. Pursuant to the Beeson Agreement, Ms. Beeson will be entitled to receive, through December 15, 2014, her accrued salary (including salary in lieu of accrued but unused vacation), reimbursement of expenses, and other accrued and vested benefits due in accordance with the Company’s retirement, pension or benefit arrangements. Ms. Beeson agreed that she was not entitled to receive any unvested equity award or any other payments and benefits under her amended and restated employment agreement, dated as of October 1, 2014, with the Partnership (the “Beeson Amended Employment Agreement”) or any participation in the OPP. Certain provisions of the Beeson Amended Employment Agreement that survive the end of Ms. Beeson’s employment will remain in effect; however, the Company agreed to reduce the duration of Ms. Beeson’s covenant not to compete from twelve to six months.

The foregoing descriptions of the terms of the Company’s agreements with Messrs. Schorsch and Kay and Ms. Beeson do not purport to be complete and are qualified in their entirety by reference to the Schorsch Agreement, the Schorsh Employment Agreement, the Kay Agreement, the Kay Amended Employment Agreement, the Beeson Agreement and the Beeson Amended Employment Agreement, copies of which are attached to this report as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, respectively.

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Item 8.01 Other Events.

The Company issued two press releases on December 15, 2014 related to the matters discussed in Item 5.02 above. Copies of the press releases are filed as Exhibits 99.6 and 99.7 to this Report.

Cautionary Statements

The forward-looking information set forth herein is subject to various assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking information, including ARCP’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed in this report; the timing and definitive findings of the Audit Committee’s investigation, and whether any additional accounting errors or other issues are identified; the timing and impact on ARCP’s previously reported net loss and AFFO of the restatement of ARCP’s financial statements; negative reactions from ARCP’s creditors, shareholders, or business partners to the findings of the Audit Committee’s investigation, the restatement of its financial statements; the results of the re-evaluation of ARCP’s internal controls over financial reporting and disclosure controls and procedures and the timing and expense of any necessary remediation of control deficiencies; and the impact and result of any litigation or regulatory inquiries or investigations related to the findings of the Audit Committee’s investigation or ARCP’s restatement of its financial statements. All of the forward-looking statements made herein are qualified by the above cautionary statements and those made in the “Risk Factors” section of ARCP’s Annual Report on Form 10-K for the year ended December 31, 2013 and ARCP’s other filings with the Securities and Exchange Commission (the “SEC”).  Additional factors that may affect future results are contained in ARCP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.  ARCP disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Schorsch Agreement, dated December 12, 2014
	99.2	Kay Agreement, dated December 14, 2014
	99.3	Kay Amended Employment Agreement, dated October 1, 2014, together with related restricted stock and OPP award agreements
	99.4	Beeson Agreement, dated December 15, 2014
	99.5	Beeson Amended Employment Agreement, dated October 1, 2014, together with related restricted stock and OPP award agreements
	99.6 99.7	Press Release, dated December 15, 2014 Press Release, dated December 15, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2014

AMERICAN REALTY CAPITAL PROPERTIES, INC.

	By:	/s/ Richard A. Silfen
	Name:	Richard A. Silfen
	Title:	Executive Vice President, General Counsel and Secretary

ARC PROPERTIES OPERATING PARTNERSHIP, L.P. By: American Realty Capital Properties, Inc., its sole general partner

By:	/s/ Richard A. Silfen
Name:	Richard A. Silfen
Title:	Executive Vice President, General Counsel and Secretary

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Exhibit Index

(d)	Exhibits

	99.1	Schorsch Agreement, dated December 12, 2014
	99.2	Kay Agreement, dated December 14, 2014
	99.3	Kay Amended Employment Agreement, dated October 1, 2014, together with related restricted stock and OPP award agreements
	99.4	Beeson Agreement, dated December 15, 2014
	99.5	Beeson Amended Employment Agreement, dated October 1, 2014, together with related restricted stock and OPP award agreements
	99.6 99.7	Press Release, dated December 15, 2014 Press Release, dated December 15, 2014

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